EXHIBIT 99.1

Contact: Charles Murphy, CFA
Head of Investor Relations
ExlService Holdings, Inc.
280 Park Avenue
New York, NY 10017
(212) 624-5913
ir@exlservice.com

VIKRAM TALWAR TO RETIRE FROM EXL BOARD OF DIRECTORS

Garen K. Staglin, Lead Independent Director, Named Chairman

New York, December 18, 2013 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading business process solutions (BPS) company, today announced that Vikram Talwar, co-founder and Non-Executive Chairman of the Board of Directors, will retire from the Board on February 5, 2014.  Mr. Talwar, whose career spans more than four decades, served as Non-Executive Chairman of EXL since 2011 and was Executive Chairman from 2008 to 2011 and Chief Executive Officer from 1999 to 2008.

Garen K. Staglin will become Chairman of the Board, effective February 5, 2014.  Mr. Staglin has been a member of EXL’s Board since 2005 and currently serves as Lead Independent Director.  He has over 35 years of experience in the financial services and technology industries.

 “On behalf of the entire Board, I would like to thank Vikram for his innumerable contributions to EXL over the years,” commented Mr. Staglin.  “Since he co-founded the Company with Rohit Kapoor, EXL has grown from a start-up to a leading public company with more than 21,000 employees and more than 30 offices and delivery centers around the world.  He has been instrumental in guiding strategy, building key client relationships, and ensuring that EXL maintains a leading position in the dynamic BPS industry.  We wish him great success in his future endeavors.”

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “Vikram’s vision has been a key element in creating the strong foundation on which EXL stands today. On behalf of all EXL employees, I want to thank him for imbuing this Company with an entrepreneurial spirit and, personally, I thank him for his many years of partnership.  I look forward to working more closely with Garen in his new role as Chairman, and I believe that together we can further strengthen the Company by deepening our existing client partnerships and attracting significant new business across all key sectors.”

Mr. Talwar said, “When Rohit and I started this Company in 1999, we set out on a mission to meet the evolving needs of our clients and build collaborative long-term relationships.  As I retire from the Board, I take great satisfaction in the fact that EXL has fulfilled, and continues to fulfill, that mission.  With Garen serving as Chairman and Rohit leading the Company, I am confident EXL will continue to deliver differentiated value to some of the world’s leading corporations.  I look forward to EXL’s continued success.”

Mr. Staglin added, “The Chairmanship is a natural evolution of my current responsibilities as Lead Independent Director, and I look forward to continuing to work closely with Rohit and the rest of EXL’s Board and management team to drive sustained improvement at EXL.  By strengthening our long-term client relationships and accelerating organic growth, we can generate significant value at EXL at a time of rapid change in our clients’ markets.”

About ExlService Holdings, Inc.

EXL (Nasdaq:EXLS) is a leading business process solutions company that looks deeper to drive business impact through integrated services and industry knowledge. EXL provides operations management, analytics and technology platforms to organizations in insurance, healthcare, banking and financial services, utilities, travel, and transportation and logistics, among others. We work as a strategic partner to help our clients streamline business operations, improve corporate finance, manage compliance, create new channels for growth and better adapt to change. Headquartered in New York and in business since 1999, EXL has more than 21,000 professionals in locations throughout the U.S., Europe and Asia. For more information, visit www.exlservice.com.

This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the Company's control. Forward-looking statements include information concerning the Company's possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.